Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2020 with respect to the consolidated financial statements of Trilogy International Partners Inc. included in the Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Seattle, Washington
December 14, 2020